NON-COMPETITION AND CONFIDENTIALITY AGREEMENT


      NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (Non-Compete Agreement") made the 30th day of September 1997 by and among Bio- Reference Laboratories, Inc., a New Jersey corporation ("BRLI")**, Marc D. Grodman, Howard Dubinett, Charles T. Todd, Jr. and Edward Clayton, key employees of BRLI and/or its GenCare Division and in the case of each of Messrs. Grodman, Dubinett and Todd, officers and significant shareholders of BRLI (hereinafter collectively referred to as the "Employee/Shareholders"), and IMPATH INC., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

      WHEREAS, the Purchaser is purchasing the customer list and certain other assets relating to the business of BRLI's GenCare Division (the "Business") pursuant to that Agreement and Bill of Sale dated as of the date hereof (the "Agreement") between. the Purchaser and BRLI, and the Purchaser desires to protect the goodwill of the Business; and

      WHEREAS,  it is a material  inducement  to the  Purchaser  and a condition
precedent   to   the   closing   of   such    purchase   that   BRLI   and   the
Employee/Shareholders execute this Non-Compete Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Incorporation of Recitals. The foregoing recitals are incorporated in, and shall constitute an integral part of, this Non-Compete Agreement and this Non-Compete Agreement shall be construed in light thereof.

      2.    Noncompetition.

            2.1 In order to induce the Purchaser to enter into the transactions contemplated hereby, and in consideration thereof, each of BRLI and the Employee/Shareholders (each, a "Restricted Party") for itself and for himself, as the case may be, agrees that the Restricted Party shall not, for a period of thirty (30) months commencing on the date hereof (the "Restricted Period"), be directly involved as hereinafter defined, in the solicitation of any "Restricted Customer" to purchase any "Restricted Test" which is a "Restricted Test" for such "Restricted Customer" as defined in Schedule III of the Agreement or in the performance of any "Restricted Test" for a "Restricted Customer," except as permitted by the provisions of Schedule III of the Agreement. The term "directly involved" means, in the case of BRLI, solicitation by
--------
      For purposes of this Non-Compete Agreement, "BRLI" shall also include the GenCare Division ("GenCare") and any majority-owned subsidiary or affiliated entity of BRLI in which BRLI has a 50% or greater ownership interest in the assets, income or equity, or any subsidiary or affiliated entity which BRLI has by ownership of voting power, agreement or otherwise, the power to control.

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BRLI or by any BRLI officer, director, employee or other authorized party in its behalf, of a "Restricted Customer" to purchase a "Restricted Test," or the performance by BRLI or any such party in its behalf of a "Restricted Test" for a "Restricted Customer," during the "Restricted Period." The term "directly involved" means, in the case of each Employee/Shareholder, personal solicitation of a "Restricted Customer" to purchase a "Restricted Test" or personal performance of a "Restricted Test" for a "Restricted Customer" during the "Restricted Period," even if such Employee/Shareholder is employed by some other entity. BRLI further agrees that in the event it acquires an interest during the "Restricted Period" in any business which would be included in the definition of BRLI as set forth as a footnote on page 1 of this Non-Compete Agreement, such business shall, after the date of the acquisition and during the remainder of the "Restricted Period," be subject to the same non-competition restrictions as BRLI pursuant to this Non-Compete Agreement, except to the extent permitted by
Schedule III to the Agreement.

            2.2 Each Restricted Party agrees with the Purchaser that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

      3. Confidentiality, Non-Disclosure and Ownership of Confidential Information. Each of BRLI and each of the Employee/Shareholders acknowledges that it or he has or will have access to, or possession or knowledge of some or all of the following confidential information, namely (a) the names of the Restricted Customers, (b) the special prices charged by BRLI or GenCare for performance of Restricted Tests for Restricted Customers to the extent such prices differ from BRLI and GenCare's published prices for such tests, (c) the amount of revenues for Restricted Tests performed by GenCare for Restricted Customers during the three (3) month period ended June 30, 1997, (d) the number of Restricted Tests and revenues derived therefrom for Restricted Customers to be provided by the Purchaser to BRLI pursuant to Section 3(v) of the Agreement, together with related information (except to the extent required to be disclosed by BRLI in order to enforce its rights under the Agreement), and (e) the terms of the Agreement and Bill of Sale, the Transition Agreement and this Non-Compete Agreement (hereinafter collectively called "Confidential Information").

            3.1 Neither of BRLI nor any of the Employee/Shareholders shall at any time divulge, reveal, transfer, reproduce, sell, capitalize upon, use or otherwise disclose any confidential information to any third party except to the extent such Confidential Information is legally required to be disclosed (it being understood that the sales price and the nature of the Assets sold will be publicly disclosed by BRLI pursuant to a press release as well as disclosure documents filed under the federal securities laws); and except to the extent such Confidential Information is required to be disclosed to those BRLI employees directly involved in servicing or billing Restricted Customers or in determining who the Restricted Customers are in order to comply with the Agreement and Bill of Sale, the Transition Agreement and this Non-Compete Agreement. In addition, each of BRLI and each of the Employee/Shareholders shall exercise all reasonable efforts and

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precautions to protect Confidential  Information from misappropriation,  misuse, disclosure, breach of confidentiality, or other conduct or action inconsistent with the Purchaser's rights thereto.

            3.2 Confidential Information shall not include: (a) any information which is generally available to the public through no breach of this Agreement; and (b) any information which is lawfully received from a third party having rights to disclose the same to BRLI or the Employee/Shareholder, as applicable, and as to which such third party is free from non-disclosure obligations.

            3.3 In the event that either of BRLI or any of the Employee/Shareholders is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any Confidential Information, BRLI or the Employee/Shareholder, as the case may be, shall provide the Purchaser with prompt notice thereof so that the Purchaser may seek an appropriate protective order and/or waive compliance by BRLI or the Employee/Shareholder, as the case may be, with the provisions hereof; provided, however, that if, in the absence of a protective order or the receipt of such a waiver, BRLI or the Employee/Shareholders are, in the opinion of counsel for the Purchaser, compelled to disclose Confidential Information not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such Confidential Information may be so disclosed.

      4. Equitable Relief. In the event of a breach or threatened breach of any of the provisions of this Agreement, each of BRLI and each of the Employee/Shareholders hereby consents and agrees that the Purchaser shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining such person or entity from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by such person or entity under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies at law or in equity which it may have. The parties hereto agree that if in any proceeding the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

      5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of laws principles thereof which would apply the laws of any other jurisdiction.

      6. Titles. Titles of the Sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.



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      7. Counterparts.  This Agreement may be executed in counterparts,  each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    BIO-REFERENCE LABORATORIES, INC.


                                       By:
                                        Name: Howard Dubinett
                                        Title: Executive Vice President



                                                Marc D. Grodman



                                                Howard Dubinett



                                                Charles T. Todd, Jr.



                                                Edward Clayton


                                   IMPATH INC.


                                       By:
                                        Name: John P. Gandolfo
                                        Title: Executive Vice President

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